                                                                     EXHIBIT 8.1

                       [Bass, Berry & Sims PLC Letterhead]

                                 ________, 2004

National Commerce Financial Corporation
One Commerce Square
Memphis, TN  38150

Ladies & Gentlemen:

         We have acted as counsel to National Commerce Financial Corporation, a
Tennessee corporation (the "Company"), in connection with the proposed merger
(the "Merger") of the Company with and into SunTrust Banks, Inc., a Georgia corporation ("STI"), with STI surviving as defined and described in the
Agreement and Plan of Merger dated as of May 7, 2004 (the "Merger Agreement"), by and between STI and the Company. We are rendering our opinion as set forth below at your request pursuant to Section 7.2(2) of the Merger Agreement, and in connection with the filing of the registration statement on Form S-4 (the
"Registration Statement") filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities
Act"), which includes the proxy statement of the Company and the prospectus of
STI (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger
Agreement.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, the Proxy
Statement/Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) that the documents and corporate records that we have examined and the facts and representations concerning the parties and/or the Merger that are contained in the Merger
Agreement or that have come to our attention during our engagement are valid, accurate and complete, and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus. In
rendering the opinion set forth below, we have relied upon certain factual written representations of STI and the Company. We have assumed that all facts and factual statements and representations will continue to be complete and accurate as of the Effective Time.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), United States
Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant. It should be noted
that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. There can be no assurances that the tax consequences described below will be accepted by the IRS or, if challenged, by a court.

         The value of the merger consideration per share of the Company's common stock that the Company's shareholders will receive in the Merger will be equal to the sum of (1) .3713 multiplied by the average of the closing stock prices for the STI common stock during the five trading days ending the day before the completion of the merger and (2) $8.625. Because the value of the merger consideration will fluctuate prior to the Merger date, we have assumed, for purposes of this opinion, that the trading price of the STI common stock issued as merger consideration will be greater than $24.00 per share at the time of the
Merger.

National Commerce Financial Corporation
       , 2004
-------

         Based upon and subject to the foregoing, we hereby confirm our opinion set forth in the Registration Statement under the caption, "Material United
States Federal Income Tax Consequences."

         The foregoing opinion does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to the United
States federal, state, local, foreign, or other tax consequences, other than as set forth herein. No opinion is to be inferred or implied beyond the matters expressly so stated. No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement in connection with our rendering this opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 or the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     Bass, Berry & Sims PLC